     As filed with the Securities and Exchange Commission on April 12, 2001

                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             NATIONAL-OILWELL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                         5084                               76-0475815
(State or other jurisdiction of               (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)                 Classification Code Number)               Identification No.)

                                                                               STEVEN W. KRABLIN
      10000 RICHMOND AVENUE, 4TH FLOOR                                  10000 RICHMOND AVENUE, 4TH FLOOR
         HOUSTON, TEXAS 77042-4200                                          HOUSTON, TEXAS 77042-4200
             (713) 346-7500                                                      (713) 346-7773
(Address, including zip code, and telephone                      (Address, including zip code, and telephone
 number, including area code, of registrant's                     number, including area code, of registrant's
        principal executive offices)                                      agent for service of process)

                                   ----------

              With a copy to:                                                   With a copy to:

             DWIGHT W. RETTIG                                                  MARGARET B. SYMONDS
          NATIONAL-OILWELL, INC.                                          BRACEWELL & PATTERSON, L.L.P.
     10000 RICHMOND AVENUE, 4TH FLOOR                                   711 LOUISIANA STREET, SUITE 2900
        HOUSTON, TEXAS 77042-4200                                          HOUSTON, TEXAS 77002-2781
          PHONE: (713) 346-7550                                              PHONE: (713) 221-1368

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company or there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                   ----------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                       PROPOSED
       TITLE OF EACH                               MAXIMUM AGGREGATE      PROPOSED
    CLASS OF SECURITIES           AMOUNT TO         OFFERING PRICE     MAXIMUM AGGREGATE       AMOUNT OF
      TO BE REGISTERED         BE REGISTERED(1)       PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
6 1/2% Senior Notes due 2011     $150,000,000            100%           $150,000,000            $37,500
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


               SUBJECT TO COMPLETION, DATED _______________, 2001

                                  $150,000,000
                          [NATIONAL OILWELL, INC. LOGO]

                             NATIONAL-OILWELL, INC.

                                OFFER TO EXCHANGE
                      6 1/2% EXCHANGE SENIOR NOTES DUE 2011
            FOR ANY AND ALL OUTSTANDING 6 1/2% SENIOR NOTES DUE 2011

                                   ----------

         This prospectus and accompanying letter of transmittal relate to our proposed exchange offer. We are offering to exchange up to $150,000,000 aggregate principal amount of new 6 1/2% senior notes due 2011, Series B, which we call the exchange notes, which will be freely transferable, for any and all outstanding 6 1/2% senior notes due 2011, which we call the original notes, issued in a private offering on March 19, 2001 and which have certain transfer restrictions.

         In this prospectus we sometimes refer to the exchange notes and the original notes collectively as the notes.

o The exchange offer expires at 5:00 p.m., New York City time, on _______________, 2001, unless we extended it.

o The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.

o All original notes that are validly tendered and not validly withdrawn will be exchanged.

o Tenders of original notes may be withdrawn at any time prior to expiration of the exchange offer.

o        We will not receive any proceeds from the exchange offer.

o The exchange of original notes for exchange notes will not be a taxable event for United States federal income tax purposes.

o Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

o Original notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but except under limited circumstances, will have no further exchange or registration rights under the registration rights agreement discussed in this prospectus.

                                   ----------

         PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letter of transmittal and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.

                                   ----------

              The date of this prospectus is _______________, 2001.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary......................................................................2
Risk Factors................................................................11
Use of Proceeds.............................................................15
Description of Notes........................................................16
The Exchange Offer..........................................................30
Plan of Distribution........................................................45
Federal Income Tax Considerations...........................................46
Validity of the Exchange Notes..............................................52
Experts.....................................................................52
Where You Can Find More Information.........................................52
Information Regarding Forward-Looking Statements............................54
Annex A....................................................................A-1

                                   ----------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE NOTES. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

         THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NATIONAL OILWELL THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. INFORMATION THAT WE HAVE INCORPORATED BY REFERENCE IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST.

         FOR INFORMATION REGARDING WHO TO CONTACT FOR INFORMATION WHICH WE HAVE INCORPORATED BY REFERENCE, SEE "WHERE YOU CAN FIND MORE INFORMATION." IN ORDER TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

                                     SUMMARY

         The following is a summary of more detailed information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. This prospectus includes or incorporates by reference information about this offering, our business and our financial and operating data. Before making an investment decision, we encourage you to read the entire prospectus carefully, including:

o the "Risk Factors" and "Information Regarding Forward-Looking Statements" sections; and

o the financial statements and the footnotes to those statements, which are incorporated by reference in this prospectus.

                             NATIONAL-OILWELL, INC.

         We are a worldwide leader in the design, manufacture and sale of comprehensive systems and components used in oil and gas drilling and production, as well as in providing supply chain integration services to the upstream oil and gas industry.

         Our principal executive offices are located at 10000 Richmond Avenue, 4th Floor, Houston, Texas 77042 and our telephone number at that address is 713-346-7500.

PRODUCTS AND TECHNOLOGY

         National Oilwell designs, manufactures and sells drilling systems and components for both land and offshore drilling rigs as well as complete land drilling and well servicing rigs. The major mechanical components include drawworks, mud pumps and top drives, SCR houses, solids control equipment and rotary tables which are necessary for the pumping of fluids and hoisting, supporting and rotating of the drill string. Many of these components are designed specifically for more demanding applications, which include offshore, extended reach and deep land drilling. This equipment is installed on new rigs and often replaced during the upgrade and refurbishment of existing rigs. We also design and manufacture masts, derricks and substructures for use on land rigs and on fixed and mobile offshore platforms, and are suitable for drilling applications to depths of up to 30,000 feet or more. Other products include pedestal cranes, reciprocating and centrifugal pumps and fluid end expendables for all major manufacturer's pumps. Our business also includes the sale of replacement parts for our own manufactured machinery and equipment.

         National Oilwell also provides electrical power systems, computer control systems and automation systems for drilling rigs. Our systems, including the Cyberbase(TM) and automated pipe handling systems, are used in many of the industry's most technologically demanding applications. In addition, National Oilwell provides engineering and fabrication services to integrate its drilling products and deliver complete land drilling rigs and drilling modules for mobile offshore drilling rigs or offshore drilling platforms.

         While offering a complete line of conventional rigs, National Oilwell has extensive experience in providing rig designs to satisfy requirements for harsh or specialized environments. Such products include drilling and well servicing rigs designed for the Arctic, highly mobile drilling and well servicing rigs for jungle and desert use, modular well servicing rigs for offshore platforms and modular drilling facilities for North Sea platforms. We also design and produce fully integrated drilling solutions for the topside of offshore rigs.

         Through our Products and Technology segment, we design and manufacture drilling motors and specialized drilling tools for rent and sale. Drilling motors are essential components of systems for horizontal, directional, extended reach and performance drilling. Drilling tools include drilling jars, shock tools and other specialized products. We also design and manufacture a complete line of fishing tools used to remove objects stuck in the wellbore.

DISTRIBUTION SERVICES

         Our Distribution Services segment offers comprehensive supply chain integration services to the drilling and production segments. National Oilwell's network of approximately 130 distribution service centers located in the United States and Canada and near major drilling and production activity worldwide use state of the art information technology platforms to provide procurement, inventory management and logistics services. These service centers stock and sell a variety of expendable items for oilfield applications and spare parts for equipment manufactured by National Oilwell. As oil and gas companies and drilling contractors have refocused on their core competencies and emphasized efficiency initiatives to reduce costs and capital requirements, our distribution services have expanded to offer outsourcing and alliance arrangements that include comprehensive procurement, inventory management and logistics support.

         The supplies and equipment stocked by our distribution service centers vary by location. Each distribution point generally offers a large line of oilfield products including valves, fittings, flanges, spare parts for oilfield equipment and miscellaneous expendable items. Most drilling contractors and oil and gas companies typically buy such supplies and equipment pursuant to non-exclusive contracts, which normally specify a discount from list price for each product or product category.

         Strategic alliances are significant to the Distribution Services business and differ from standard agreements for supplies and equipment in that we become the customer's primary supplier of those items. In certain cases, we assume responsibility for procurement, inventory management and product delivery for the customer, occasionally by working directly out of the customer's facilities.

BUSINESS STRATEGY

         National Oilwell's business strategy is to enhance its market positions and operating performance by:

o        leveraging our installed base of drilling machinery and equipment;

o        expanding our downhole products business;

o        building on information technology and process improvement strategy;
         and

o        continuing to make acquisitions that enhance our product line.

         We believe our market position and comprehensive product offering present substantial opportunities to capture a significant portion of expenditures for the construction of new drilling rigs and equipment as well as the upgrade and refurbishment of existing drilling rigs and equipment. Over the next few years, the advanced age of the existing fleet of drilling rigs, coupled with drilling activity involving greater depths and extended reach, is expected to generate demand for new equipment. National Oilwell's automation and control systems offer the potential to improve the performance of new and existing drilling rigs. The large installed base of our equipment also provides recurring demand for spare parts and expendable products necessary for proper and efficient operation.

         We believe economic opportunities for directional, horizontal, extended reach and other value-added drilling applications will increase, providing an opportunity for growth in the rental and sale of high-performance drilling motors and downhole tools.

         National Oilwell has developed an integrated information technology and process improvement strategy to enhance procurement, inventory management and logistics activities. As a result of the need to improve industry efficiency, oil and gas companies and drilling contractors are frequently seeking alliances with suppliers, manufacturers and service providers, or are forward integrating suppliers into their procurement, inventory management and logistics operations to achieve cost and capital improvements. We believe we are well positioned to provide these services as a result of our:

o large and geographically diverse network of distribution service centers in major oil and gas producing areas;

o        strong relationship with a large community of industry suppliers;

o knowledge of customers' procurement processes, suppliers' capabilities and products' performance; and

o information systems that offer customers and suppliers enhanced e-commerce capabilities.

         In addition, the integration of our distribution expertise, extensive network and growing base of customer alliances provides an increased opportunity for cost-effective marketing of our manufactured parts and equipment.

         We believe the oilfield service and equipment industry will continue to experience consolidation as businesses seek to align themselves with other market participants in order to gain access to broader markets and integrated product offerings. From 1997 through the first quarter of 2001, National Oilwell has made a total of twenty acquisitions and plans to continue to participate in this trend.

                                  RISK FACTORS

o        We are dependent on the oil and gas industry.

o Oil and gas prices are volatile and cause shifts in the expenditure levels of our customers who purchase the products and services we offer.

o        The oil field products and services industry is highly competitive.

o Some of our products are used in potentially hazardous applications which could cause us to face product liability and warranty claims.

o        Unstable foreign markets can have a negative impact on our revenues.

o        Our rapid growth may cause difficulties integrating new operations.

o        Our debt securities may limit our financial flexibility.

                               THE EXCHANGE OFFER

Registration Rights
Agreement........................   When we sold $150 million in aggregate
                                    principal amount of original notes to Bear, Stearns & Co. Inc. as initial purchaser, we entered into a registration rights agreement dated as of March 19, 2001 with the initial purchaser which granted the holders of the original notes certain exchange and registration rights. The exchange offer made hereby is intended to satisfy such exchange rights.

The Exchange Offer...............   $1,000 principal amount of exchange notes in
                                    exchange for each $1,000 principal amount of original notes. As of the date hereof, $150 million aggregate principal amount of the original notes are outstanding. Although the exchange notes are titled 6 1/2% Senior
                                    Notes due 2011, Series B, the indenture
                                    provides that the original notes and the exchange notes are treated as a single series of notes under the indenture. We will issue exchange notes to holders on the earliest practicable date following the
                                    Expiration Date.

Resales of the Exchange Notes.....  Based on interpretation of the Securities
                                    Act of 1933 by the staff of the Securities and Exchange Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the notes to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretation by the staff of the Securities and Exchange Commission set forth in the above referenced no-action letters,
                                    (ii) will not be able to tender the notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless such sale or transfer is made pursuant to an exemption from such requirements. We do not intend to seek our own no-action letter, and there is no assurance that the Securities and Exchange Commission would make a similar determination with respect to the exchange notes as it has in such no-action letters to other persons.

                                    The staff of the Securities and Exchange
                                    Commission has taken the position that
                                    participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the original notes) with this prospectus. Under the Registration Rights Agreement, we are required to allow participating broker-dealers to use this prospectus in connection with the resale of the exchange notes received in exchange for the original notes acquired by such participating broker-dealers for their own account as a result of market-making or other trading activities.

Expiration Date..................   The exchange offer expires at 5:00 p.m., New
                                    York City time, on __________, 2001, unless we extend the exchange offer in our sole discretion, in which case expiration date means the latest date and time to which the exchange offer is extended.

Conditions to the Exchange
Offer............................   The exchange offer is subject to certain
                                    conditions, which we may waive. See "The
                                    Exchange Offer--Conditions to the Exchange
                                    Offer."

Procedures for Tendering
the Original Notes...............   Each holder of original notes wishing to
                                    accept the exchange offer must complete,
                                    sign and date the accompanying letter of
                                    transmittal in accordance with the
                                    instructions contained herein and therein,
                                    and mail or otherwise deliver such letter of
                                    transmittal together with the original notes
                                    and any other required documentation to the
                                    exchange agent identified below under
                                    "Exchange Agent" at the address set forth
                                    herein. By executing the letter of
                                    transmittal, a holder will make
                                    representations to us, including, that it is
                                    neither an affiliate of us nor a
                                    broker-dealer tendering notes acquired
                                    directly from us, any exchange notes to be
                                    received by it will be acquired in the
                                    ordinary course of business and at the time
                                    of the commencement of the exchange offer,
                                    it has no arrangement or understanding with
                                    any person to participate in the
                                    distribution of the exchange notes. See "The
                                    Exchange Offer--Registration Rights" and
                                    "--Procedures for Tendering Original Notes."
Special Procedures for
Beneficial Owners................   Any beneficial owner whose original notes
                                    are registered in the name of a broker,
                                    dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such beneficial owner's behalf.
                                    See "The Exchange Offer--Procedures for
                                    Tendering Original Notes."

Guaranteed Delivery
Procedures.......................   Holders of original notes who wish to tender
                                    their original notes when those securities are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date must tender their original notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for
                                    Tendering Original Notes - Guaranteed
                                    Delivery."

Withdrawal Rights................   Tenders of original notes pursuant to the
                                    exchange offer may be withdrawn at any time prior to the expiration date.

Acceptance of Original
Notes and Delivery of
Exchange Notes...................   We will accept for exchange any and all
                                    original notes that are properly tendered in the exchange offer, and not withdrawn, prior to the exchange offer's expiration date. The exchange notes issued pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of original notes.
                                    See "The Exchange Offer--Terms of the
                                    Exchange Offer."

Exchange Agent...................   The Bank of New York is serving as the
                                    exchange agent in connection with the
                                    exchange offer.

Federal Income Tax
Considerations...................   We have received an opinion of counsel
                                    advising that the exchange of original notes for exchange notes pursuant to the exchange offer will not be treated as a taxable exchange for federal income tax purposes.
                                    See "Federal Income Tax Considerations."

                             SUMMARY FINANCIAL DATA

         Data for all periods shown below has been restated to combine the results of operations for each of IRI International Corporation, Dupre' Supply Company and Dupre' International Inc. and Dreco Energy Services Ltd. pursuant to pooling-of-interests accounting. As a result of the differing year ends of National Oilwell and Dreco prior to the combination of the two companies, the balance sheets and results of operations for dissimilar year ends have been combined pursuant to pooling-of-interests accounting. National Oilwell's results of operations for the year ended December 31, 1997 include Dreco's results of operations for the six months ended May 31, 1997 and the six months ended December 31, 1997. Data for the year ended December 31, 1996 includes the operations of Dreco for the twelve months ended and as of November 30, 1996.

                                                                                       YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------------------------
                                                                   2000         1999           1998          1997(1)        1996
                                                               -----------   -----------    -----------   -----------   -----------
OPERATING DATA:                                                       (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
   Revenues ................................................   $ 1,149,920   $   839,648    $ 1,449,248   $ 1,282,772   $   898,106
   Operating income (loss)(2) ..............................        48,456         1,325        139,815       114,405        42,357
   Income (loss) before taxes and extraordinary loss(3) ....        27,037       (14,859)       125,021       101,466        30,730
   Income (loss) before extraordinary loss .................        13,136        (9,385)        81,336        67,362        23,899
   Net income (loss) .......................................        13,136        (9,385)        81,336        65,227        19,899
   Income (loss) per share before extraordinary loss(3)
     Basic .................................................          0.17         (0.13)          1.19          1.01          0.43
     Diluted ...............................................          0.16         (0.13)          1.19          1.00          0.36
   Net income (loss) per share
     Basic .................................................          0.17         (0.13)          1.19          0.98          0.43
     Diluted ...............................................          0.16         (0.13)          1.19          0.97          0.36

OTHER DATA:
   Depreciation and amortization ...........................        35,034        25,541         20,518        21,194         9,317
   Capital expenditure .....................................        24,561        17,547         39,246        40,538        17,697

BALANCE SHEET DATA:
   Working capital .........................................       480,321       452,015        529,937       417,731       210,266
   Total assets ............................................     1,278,894     1,005,715      1,091,028       844,674       435,194
   Long-term debt, less current maturities .................       222,477       196,353        222,209        61,813        39,302
   Stockholders' equity ....................................       767,206       596,375        603,568       482,614       198,002

RATIOS:
   Consolidated Ratios of Earnings to Fixed Charges(4) .....           2.4           0.0            9.7           7.4           3.5

(1) In order to conform the fiscal year end of Dreco Energy Services Ltd. (combined with us effective September 25, 1997) to match our year end, the results of operations for the month of June 1997 have been included directly in stockholders' equity. Dreco's revenues and net income were $13.4 million and $0.9 million for the month.

(2) In connection with the IRI International Corporation merger in 2000, we recorded charges of $14,500,000 related to direct merger costs, personnel reductions, and facility closures and inventory write-offs of $15,684,000 due to product line rationalization. We also recorded a credit of $418,000 in 2000 related to previous charges. In 1999, we recorded a $1,779,000 charge related to personnel reductions resulting from consolidating our manufacturing operations. In 1998, we recorded a $17,023,000 charge related to personnel reductions and facility closures and a $5,600,000 charge related to the write-down of certain tubular inventories. In 1997, we recorded a $10,660,000 charge related to merger expenses incurred in connection with the combination with Dreco. In 1996, we recorded a $16,611,000 charge related to the cancellation of management agreements and expenses related to special incentive plans that terminated upon the occurrence of the initial public offering of our common stock.

(3) We recorded extraordinary losses in 1997 of $2,135,000 and 1996 of $4,000,000, net of income tax benefits, due to the write-offs of deferred debt issuance costs.

(4) In all cases, (i) earnings represent: income before income taxes, excluding extraordinary gains or losses; plus fixed charges, excluding capitalized interest and (ii) fixed charges include interest, whether expensed or capitalized, plus amortization of debt issuance costs, plus the portion of rental expense which is deemed representative of interest.

                                  RISK FACTORS

         You should carefully consider the risks described below, in addition to other information contained or incorporated by reference in this prospectus. Realization of any of the following risks could have a material adverse effect on our business, financial condition, cash flows and results of operations.

NATIONAL OILWELL DEPENDS ON THE OIL AND GAS INDUSTRY

         National Oilwell is dependent upon the oil and gas industry and its willingness to explore for and produce oil and gas. The industry's willingness to explore and produce depends upon the prevailing view of future product prices. Many factors affect the supply and demand for oil and gas and therefore influence product prices, including:

o        level of production from known reserves;

o        cost of producing oil and gas;

o        level of drilling activity;

o        worldwide economic activity;

o        national government political requirements;

o        development of alternate energy sources; and

o        environmental regulation.

         If there is a significant reduction in demand for drilling services, in cash flows of drilling contractors or production companies or in drilling or well servicing rig utilization rates, then demand for our products will drop.

OIL AND GAS PRICES ARE VOLATILE

         Oil and gas prices have been volatile over the last ten years, ranging from $10-$40 per barrel. Oil prices were low in 1998, generally ranging from $11 to $16 per barrel. In 1999, oil prices recovered to more normal historical levels, and were generally in the $25-$30 per barrel range during 2000 and the first quarter of 2001. Spot gas prices have also been volatile over the last ten years, ranging from less than $1.00 per mcf of gas to above $10.00. Gas prices were moderate in 1998 and 1999, generally ranging from $1.80 to $2.50 per mcf. Gas prices strengthened throughout 2000 and the first quarter of 2001, generally ranging from $4-$8 per mcf.

         These price changes have caused many shifts in the strategies and expenditure levels of oil and gas companies and drilling contractors, particularly with respect to decisions to purchase major capital equipment of the type we manufacture. In the second half of 1998, lower oil prices slowed production and new drilling, particularly in areas where the per barrel cost of production is high. This slowdown quickly affected our Distribution Services segment and subsequently negatively impacted our Products and Technology segment. We cannot predict future oil and gas prices or the effect prices will have on exploration and production levels.

NATIONAL OILWELL'S INDUSTRY IS HIGHLY COMPETITIVE

         The oilfield products and services industry is highly competitive. The following competitive actions can each affect our revenues and earnings:

o        price changes;

o        new product and technology introductions; and

o        improvements in availability and delivery.

         We compete with many companies. Some of these companies may possess greater financial resources or offer certain products that we do not have.

NATIONAL OILWELL FACES POTENTIAL PRODUCT LIABILITY AND WARRANTY CLAIMS

         Customers use some of our products in potentially hazardous drilling, completion and production applications that can cause:

o        injury or loss of life;

o        damage to property, equipment or the environment; and

o        suspension of operations.

         We maintain amounts and types of insurance coverage that we believe are consistent with normal industry practice. We cannot guarantee that insurance will be adequate to cover all liabilities we may incur. We also may not be able to maintain insurance in the future at levels we believe are necessary and at rates we consider reasonable.

         National Oilwell may be named as a defendant in product liability or other lawsuits asserting potentially large claims if an accident occurs at a location where our equipment and services have been used. We are currently party to various legal and administrative proceedings. We cannot predict the outcome of these proceedings, nor can we guarantee any negative outcomes will not be significant to us.

INSTABILITY OF FOREIGN MARKETS COULD HAVE A NEGATIVE IMPACT ON THE REVENUES OF NATIONAL OILWELL

         Some of our revenues depend upon customers in the Middle East, Africa, Southeast Asia, South America and other international markets. These revenues are subject to risks of instability of foreign economies and governments. Our sales can be affected by laws and regulations limiting exports to particular countries and sometimes export laws and regulations of one jurisdiction contradict those of another.

         National Oilwell is exposed to the risks of changes in exchange rates between the U.S. dollar and foreign currencies. We do not currently engage in or plan to engage in any significant hedging or currency trading transactions designed to compensate for adverse currency fluctuations.

NATIONAL OILWELL MAY NOT BE ABLE TO SUCCESSFULLY MANAGE ITS GROWTH

         National Oilwell acquired three companies in 1997, five in 1998, three in 1999, six in 2000 and three during the first quarter of 2001. We intend to acquire additional companies in the future, whenever feasible. We cannot predict whether suitable acquisition candidates will be available on reasonable terms or if we will have access to adequate funds to complete any desired acquisition. Once acquired, we cannot guarantee that we will successfully integrate the operations of the acquired companies. Combining organizations could interrupt the activities of some or all of our businesses and have a negative impact on operations.

NATIONAL OILWELL HAS DEBT

         In 1998, National Oilwell issued 67/8% senior notes due July 1, 2005. As a result of this issuance and the issuance of the original notes, we have become more leveraged. In addition, it is also possible that we will incur additional debt in the future in connection with acquisitions, operations or other matters. As of December 31, 2000, we had a total of $222.5 million of debt and a total of $767.2 million of stockholders' equity. The net proceeds from the sale of the original notes were used to repay indebtedness and for general corporate purposes. After giving effect to the issuance of the original notes and the application of the proceeds therefrom, as of the date of this prospectus, we have $300.0 million of debt and a total of $767.2 million of stockholders' equity. This leverage will require us to use some of our cash flow from operations for payment of interest on debt. Our leverage may also make it more difficult to obtain additional financing in the future. Further, our leverage could make us more vulnerable to economic downturns and competitive pressures.

NO PUBLIC MARKET FOR THE NOTES EXISTS

         The original notes have not been registered under the Securities Act and may not be resold by purchasers thereof unless the original notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. There can be no assurance, even following registration or exchange of the original notes for exchange notes, that an active trading market for the original notes or the exchange notes will exist. At the time of the private placement of the original notes, the initial purchaser was not obligated to make a market in the original notes and, if issued, the exchange notes, and any such market-making activity that commenced or is commenced may be terminated at any time without notice. In addition, any market-making activity will be subject to restrictions imposed by the Securities Act and the Exchange Act. No assurance can be given as to the liquidity of or trading market for the original notes or the exchange notes.

         The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes, prevailing interest rates and other factors.

CONSEQUENCES OF FAILING TO EXCHANGE OR PROPERLY TENDER

         Consequences of Failure to Exchange. To the extent that original notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for original notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the original notes not tendered for exchange. The extent of the market and the availability of price quotations for original notes would depend upon a number of factors, including the number of holders of original notes remaining at such time and the interest in maintaining a market in such original notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading (the "float") may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for original notes that are not exchanged in the exchange offer may be affected adversely to the extent that the amount of original notes exchanged pursuant to the exchange offer reduces the float. The reduced float also may tend to make the trading price of the original notes that are not exchanged more volatile.

         Consequences of Failure to Properly Tender. Issuance of the exchange notes in exchange for the original notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer -- Conditions to the Exchange Offer" and only after timely receipt by the exchange agent of such original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. Original notes that may be tendered in the exchange offer but which are not validly tendered will, following the consummation of the exchange offer, remain outstanding and will continue to be subject to the same transfer restrictions currently applicable to such original notes.

HOLDERS OF BOOK-ENTRY INTERESTS WILL NEED TO ACT THROUGH DEPOSITARIES

         The original notes are represented, and the exchange notes will be represented, by one or more global notes in definitive fully registered form without coupons and will be deposited upon issuance with, or on behalf of, The Depository Trust Company, which we call DTC. DTC (or its nominee) will be the sole holder of the global notes representing the notes and owners of book-entry interests will not be considered owners or holders of the notes. After payment to DTC, we will have no responsibility or liability for any aspect of the payments made on account of book-entry interests. Accordingly, holders of book-entry interests must rely on the procedures of DTC or, if such holder is not a participant in DTC, on the procedures of the participant through which the interest is owned, to exercise any rights and obligations of a holder under the indenture governing the notes.

         Owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, owners of book-entry interests will be permitted to act only to the extent they have received appropriate proxies to do so from DTC. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable owners of book-entry interests to vote on any requested actions on a timely basis.

         Similarly, upon the occurrence of an event of default under the indenture governing the notes, unless and until definitive registered notes are issued in respect of all book-entry interests, owners of book-entry interests will be restricted to acting through DTC. There can be no assurance that the procedures to be implemented through DTC will be adequate to ensure the timely exercise of remedies under the notes.

                                 USE OF PROCEEDS

         The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange original notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer." The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness.

                              DESCRIPTION OF NOTES

GENERAL

         The original notes were issued, and the exchange notes are to be issued, under an indenture dated as of March 19, 2001. The indenture is a contract between us and The Bank of New York, which acts as trustee. The indenture will not be qualified under the Trust Indenture Act of 1939, except upon effectiveness of the registration statement for the exchange offer. By its terms however, the indenture incorporates certain provisions of the Trust Indenture Act and, upon consummation of the exchange offer, the indenture will be subject to and governed by the Trust Indenture Act. The indenture and the notes contain the full legal text of the matters described in this section. The indenture and the notes are governed by New York law. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.

         The following is a description of the material provisions of the notes, the indenture and the registration rights agreement and is a summary only. Because this section is a summary, it does not describe every aspect of those documents. This summary is subject to and qualified in its entirety by reference to all the provisions of those documents, including definitions of terms referenced in this prospectus. References in this summary to the notes include the original notes and the exchange notes unless the context otherwise requires.

         The notes are direct, unsecured and senior obligations of National Oilwell. The indenture does not limit our ability to incur additional indebtedness.

PRINCIPAL AND MATURITY

         The notes mature on March 15, 2011, unless sooner redeemed. Although only $150,000,000 in aggregate principal amount of the original notes were issued, we may, so long as no Event of Default under the indenture has occurred and is continuing, issue and sell additional principal amounts of the notes in the future without the consent of the holders of the notes. The original notes and the exchange notes, together with any additional notes subsequently issued, will constitute a single series of notes under the indenture.

         The notes are not entitled to the benefits of a sinking fund.

         All of the notes are held initially in the form of one or more global notes. See "--Legal Ownership--Global Notes" for a general description of the global notes.

INTEREST

         The notes bear interest from March 19, 2001 at the annual rate set forth on the cover page of this prospectus, payable semi-annually in arrears on March 15, and September 15 of each year to noteholders in whose name the notes are registered at the close of business on March 1 or September 1 (whether or not a business day) preceding the applicable interest payment date. We refer to each of those payment days as an interest payment date. If an interest payment date or a redemption date occurs on a date which is not a business day, payment will be made on the next business day and no additional interest will accrue. Interest payments will commence on September 15, 2001.

         Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

RANKING

         The notes rank equally with all of our existing and future unsecured senior indebtedness and senior to all of our existing and future subordinated debt. The indenture does not limit our ability to incur additional indebtedness. Because we are a holding company that conducts all our operations through subsidiaries, the notes will be effectively subordinated to all obligations of our subsidiaries. Consequently, our right to receive assets of any subsidiary (and thus the ability of noteholders to benefit indirectly from these assets) is subject to the prior claims of creditors of that subsidiary. As of December 31, 2000, on a pro forma basis to give effect to the issuance of the original notes and the application of the proceeds therefrom, we have senior indebtedness of approximately $300,000,000, none of which is secured. Our subsidiaries do not have any indebtedness outstanding.

         The indenture governing the notes permits us to incur an unlimited amount of indebtedness. Our subsidiaries may also incur an unlimited amount of indebtedness. The notes are not guaranteed by any of our subsidiaries.

OPTIONAL REDEMPTION

         The notes are redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of notes to be redeemed at the holder's address appearing in the note register, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the redemption date and a make-whole premium, if any. Holders of record on the relevant record date have the right to receive interest due on an interest payment date that is on or prior to the redemption date. The redemption price will never be less than 100% of the principal amount of the notes plus accrued interest to the redemption date.

         The amount of the make-whole premium on any note, or portion of a note, to be redeemed will be equal to the excess, if any, of:

         (1) the sum of the present values, calculated as of the redemption date, of:

o each interest payment that, but for the redemption, would have been payable on the note, or portion of a note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date; plus

o the principal amount that, but for the redemption, would have been payable on the maturity date of the note, or portion of a note, being redeemed;

                  over

         (2) the principal amount of the note, or portion of a note, being redeemed.

         The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 20 basis points.

         We will appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided, that if we fail to appoint an institution at least 45 days prior to the date set for redemption, or if the institution that we appoint is unwilling or unable to make such calculation, such calculation will be made by Bear, Stearns & Co. Inc. or if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the trustee.

         For purposes of determining the make-whole premium, "Treasury Yield" refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the notes, calculated to the nearest 1/12th of a year, which we call the remaining term. The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

         The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release, which we call the H.15 Statistical Release. If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields as calculated by interpolation will be rounded to the nearest 0.01%, with any figure of 0.005% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

         If less than all of the notes are to be redeemed, the trustee will select the notes to be redeemed pro rata or by lot or by another method that the trustee deems fair and appropriate. The trustee may select for redemption notes and portions of notes in amounts equal to whole multiples of $1,000.

SAME DAY SETTLEMENT

         The original notes trade in, and the exchange notes will trade in, The Depository Trust Company's settlement system until maturity. As a result, The Depository Trust Company will require secondary trading activity in the notes to be settled in immediately available funds. So long as the notes continue to trade in The Depository Trust Company's settlement system, all payments of principal and interest on the global notes will be made by us in immediately available funds.

CERTAIN DEFINITIONS

         The following definitions are applicable to the discussion of the indenture in this summary.

         "Consolidated Net Tangible Assets" means the aggregate amount of assets included on our consolidated balance sheet, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities (other than liabilities that, by their terms, are extendable or renewable at the option of the obligor to a date that is 12 months or more after the date on which such current liabilities are determined) and (b) all goodwill, trade names, trademarks, patents, copyrights, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

         "Lien" means, with respect to any property or asset, any mortgage, pledge, lien, encumbrance, charge or security interest of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law, but excluding agreements to refrain from granting Liens.

         "Permitted Liens" means:

o        certain purchase money Liens;

o statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

o Liens existing on property at the time we or a Restricted Subsidiary acquire it;

o Liens on the property or on the outstanding shares or indebtedness of any Person at the time it becomes a Restricted Subsidiary;

o Liens on property of a Person existing at the time such Person is merged or consolidated with us or a Restricted Subsidiary;

o Liens in favor of governmental bodies to secure certain progress or advance payments;

o Liens existing on property we or any of our Subsidiaries own on the date of the indenture or provided for pursuant to agreements existing on the date of the indenture;

o Liens created pursuant to the creation of trusts or other arrangements funded solely with cash or securities of the type customarily subject to such arrangements in customary financial practice with respect to long-term or medium-term indebtedness for borrowed money, the sole purpose of which is to make provision for the retirement or defeasance, without prepayment of indebtedness; or

o any extensions, renewals or replacements in whole or in part of a Lien enumerated in any of the foregoing.

         "Person" means (a) any form of business entity, association, grouping, trust or other form now or hereafter permitted by the laws of any state of the United States of America or any foreign government or utilized by businesses in the conduct of their activities and (b) a natural person, as the context may require.

         "Principal Property" means (a) any real property, manufacturing plant, office building, warehouse or other physical facility, or any other like depreciable asset of us or any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired that in the opinion of our Board of Directors is of material importance to the total business we and our Restricted Subsidiaries conduct, as a whole; provided, however, that any such property shall not be deemed a Principal Property if such property does not have a fair value in excess of 5% of the total assets included on our consolidated balance sheet prepared in accordance with generally accepted accounting principles consistently applied.

         "Restricted Subsidiary" means (a) any currently existing Subsidiary whose principle assets and business are located in the United States or Canada and (b) any Subsidiary that we designate to be a Restricted Subsidiary.

         "Sale and Leaseback Transaction" means the sale or transfer by us or a Restricted Subsidiary of any Principal Property owned by us or it with the intention of taking back a lease on such property.

         "Secured Debt" means indebtedness for money we or a Restricted Subsidiary borrow and any other indebtedness of us or a Restricted Subsidiary on which interest is paid or payable (other than indebtedness owed by a Restricted Subsidiary to us, by a Restricted Subsidiary to another Restricted Subsidiary or by us to a Restricted Subsidiary), that in any such case is secured by (a) any Lien on any Principal Property of us or a Restricted Subsidiary or (b) a Lien on any shares of stock or indebtedness of a Restricted Subsidiary that owns a Principal Property. The amount of Secured Debt at any time outstanding shall be the amount we or a Restricted Subsidiary then owe thereon.

         "Significant Subsidiary" means a subsidiary that would be a "Significant Subsidiary" within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling any one or more of us and our Subsidiaries to elect a majority of the directors, either at all times, or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors, (b) any partnership of which we, or we and one or more of our Subsidiaries, or any one or more Subsidiaries, is at the date of determination, a general or limited partner of such partnership, but only if we and our Subsidiaries are entitled to receive more than 50% of the assets of such partnership upon dissolution or more than 50% of the profits of such partnership, or (c) any other Person (other than a corporation or partnership) in which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly, at the date of determination thereof, has
(x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

IMPORTANT COVENANTS

         Limitation on Liens

         The indenture provides that we will not, nor will we permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Secured Debt without making effective provision whereby the notes and any other indebtedness of or guaranteed by us or any of our Restricted Subsidiaries then entitled thereto, subject to applicable priorities of payment, shall be secured by a Lien equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any of the other obligations and indebtedness shall be so secured; provided, that if any such Lien securing such Secured Debt ceases to exist, such equal and ratable security for the benefit of the noteholders shall automatically cease to exist without any further action; provided, further, that if the Secured Debt is expressly subordinated to the notes, the Lien securing such subordinated Secured Debt shall be subordinate and junior to the Lien securing the notes with the same relative priority as such Secured Debt shall have with respect to the notes. These provisions do not apply to Secured Debt that is secured by Permitted Liens.

         Notwithstanding these restrictions, we and our Restricted Subsidiaries may, without equally and ratably securing the notes, create, incur, issue, assume or guarantee Secured Debt not otherwise permitted or excepted if the sum of (a) the amount of such Secured Debt plus (b) the aggregate value of Sale and Leaseback Transactions (excluding Sale and Leaseback Transactions described in clauses (1) through (4) of "Limitation of Sale and Leaseback Transactions"), does not exceed 10% of Consolidated Net Tangible Assets (as shown in our quarterly consolidated balance sheet most recently published prior to the date of the creation, incurrence, issuance, assumption or guarantee).

         Limitation on Sale and Leaseback Transactions

         The indenture provides that we will not, and we will not permit any of our Restricted Subsidiaries to, engage in a Sale and Leaseback Transaction unless:

         (1) the Sale and Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvements, or commencement of full operations, on such Principal Property, whichever is later;

         (2) the Sale and Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

         (3) we or a Restricted Subsidiary would be entitled to incur Secured Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale and Leaseback Transaction without equally and ratably securing the notes pursuant to the covenant "Limitation on Liens" described above; or

         (4) we or a Restricted Subsidiary, within a one-year period after such Sale and Leaseback Transaction, apply or cause to be applied an amount not less than the net sale proceeds from such Sale and Leaseback Transaction to:

                  o the redemption of the notes or the prepayment, repayment, reduction or retirement of any of our indebtedness that ranks pari passu with the notes; or

                  o the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of any of our Restricted Subsidiaries.

         Notwithstanding the foregoing, our indenture provides that we may, and may permit each of our Restricted Subsidiaries to, effect any Sale and Leaseback Transaction that is not excepted by clauses (1) through (4) (inclusive) of the above paragraph, provided that, after giving effect thereto and the application of proceeds, if any, received by us or any Restricted Subsidiaries as a result thereof, the net sale proceeds from such Sale and Leaseback Transaction, together with the aggregate principal amount of all Secured Debt then outstanding (other than the notes) secured by Liens upon Principal Property that are not Permitted Liens would not exceed 10% of the Consolidated Net Tangible Assets (as shown in our quarterly consolidated balance sheet most recently published prior to the date such Sale and Leaseback Transaction is effected).

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The indenture provides that we may (a) consolidate with or merge into, or (b) sell, convey, transfer, lease or otherwise dispose of our properties and assets substantially as an entirety to, any Person, provided that (i) the Person surviving such consolidation or merger (if we are not the continuing entity) is a Person organized and validly existing under the laws of the United States, any political subdivision thereof or any State thereof and assumes by supplemental indenture all of our obligations on the notes and under the indenture, and (ii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, exists. Upon a disposition of assets as described in clause (b) of the preceding sentence, we will be released from any further liability under the notes and the indenture.

EVENTS OF DEFAULT

         In the indenture with respect to the notes an Event of Default will mean any of the following:

o failure to pay principal of, or any make-whole premium on, any note when due;

o failure to pay any interest on any note when due, and the continuance of that failure for 30 days;

o failure to perform or observe any other covenant in the notes or indenture, and the continuance of such default for 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the notes, as provided in the indenture;

o our indebtedness or the indebtedness of any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of the unpaid or accelerated indebtedness exceeds $20 million; or

o        the bankruptcy, insolvency or reorganization of us or a Significant
         Subsidiary.

         If an Event of Default (other than an Event of Default, as a result of the bankruptcy, insolvency or reorganization of us or a Significant Subsidiary) occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of the notes, by notice to us, may declare the principal amount of all notes to be due and payable immediately. If an Event of Default occurs as a result of the bankruptcy, insolvency or reorganization of us or a Significant Subsidiary, the principal amount of all the notes will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree for the payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes, by written notice to the trustee, may rescind and annul the acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "Modification and Waiver" below.

         Other than its duties in case of a default that is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless the holders offer the trustee reasonable indemnity. Subject to these provisions to indemnify the trustee, the holders of a majority in aggregate principal amount of the notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, for the notes.

         No holder of any note has the right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

o the holder has previously given written notice of a continuing Event of Default to the trustee;

o the holders of at least 25% in aggregate principal amount of the notes have made written request, and have offered reasonable indemnity to the trustee, to institute proceedings in respect to such Event of Default; and

o the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the notes a direction inconsistent with such request, within 60 days after notice, request and offer.

         These limitations do not apply if a holder institutes a proceeding for the enforcement or payment of the principal of, or the premium or interest on, any note on or after the applicable due date specified in such note.

         We are required to furnish the trustee with an annual statement from our officers as to whether or not, to our knowledge, we are in default in the performance or observance of any of the terms, provisions or conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the Trustee a certificate, as soon as possible, but in no event later than 5 days, after we become aware that a Default or Event of Default has occurred. If a Default or Event of Default occurs and is continuing and if it is actually known to a responsible officer of the trustee, the trustee must mail to the noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, interest or premium, if any, on any note, the trustee may withhold the notice, if and so long as, a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the noteholders.

MODIFICATION AND WAIVER

         Under the indenture, generally we and the trustee may modify our rights and obligations with the consent of the holders of a majority in principal amount of the notes. We may not modify or amend the indenture, without the consent of the holder of each note affected thereby, if the amendment or modification would (with respect to any notes held by a nonconsenting holder):

o change the maturity date of the principal of, or any installment of principal of or interest on, any note;

o        reduce the principal amount of, or any interest on, any note;

o reduce the amount of principal of any note payable upon acceleration of the maturity date;

o change the place or currency of payment of principal of, or interest on, any note;

o impair the right to institute suit for the enforcement of any payment on or with respect to any note;

o reduce the percentage in principal amount of the notes, the consent of whose holders is required for modification or amendment of the indenture;

o reduce the percentage in principal amount of the notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

o        modify such provisions with respect to modification and waiver;

o waive, reduce or modify a make-whole premium with respect to any note called for redemption; or

o make changes to the amendment and waiver provisions of the indenture, or to the provisions relating to waivers of past defaults or institution of proceedings for payment of principal, any premium or interest.

         Without the consent of any noteholder, we and the trustee may amend the indenture:

o        to cure any ambiguity, defect or inconsistency;

o to provide for uncertificated notes in addition to or in place of certificated notes or to alter the provisions relating to the form, issuance, delivery, transfer, exchange, replacement and other limited matters with respect to the notes in a manner that does not materially adversely affect any holder;

o to provide for the assumption of our obligations to noteholders in the case of a merger, consolidation or sale of all or substantially all of our assets;

o to make any change that would provide any additional rights or benefits to the noteholders or that does not adversely affect the legal rights of any noteholder in any material respect; or

o to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act or to allow any guarantor to guarantee the notes.

         Holders of a majority in principal amount of the notes may waive our compliance with certain restrictive provisions of the indenture or waive any past default or event of default under the indenture, except a continuing default in the payment of principal of any premium or interest on the notes and covenants and provisions of the indenture that require the consent of the holder of each note affected thereby.

         Except in certain limited circumstances, we are entitled to set any day as a record date for the purpose of determining the noteholders entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee may be entitled to set a record date for noteholder action or for payments if there is a default. If a record date is set for action to be taken by the noteholders, the action may be taken only by persons who are noteholders on the record date. To be effective, action must be taken by holders of the requisite principal amount of the notes within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by us (or the trustee, if it sets the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

DISCHARGING OUR OBLIGATIONS; DEFEASANCE

         Satisfaction and Discharge

         We may satisfy and discharge certain of our obligations with respect to notes which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year by:

o depositing or causing to be deposited with the trustee money or Government Securities in an amount sufficient to pay the principal and any premium and interest to the date of such deposit (in case of the notes which have become due and payable) or to the maturity date, as the case may be;

o paying or causing to be paid all other sums payable under the indenture with respect to the notes; and

o delivering to the trustee an Officer's Certificate relating to our satisfaction and discharge.

         Defeasance and Discharge

         We may discharge all of our indebtedness and obligations with respect to the notes (except for obligations to exchange or register the transfer of the notes, to replace stolen, lost or mutilated outstanding notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the noteholders of money or Government Securities, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on the notes on the maturity date in accordance with the terms of the indenture and the notes. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the noteholders will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

         Defeasance of Certain Covenants

         The indenture provides that we may omit to comply with certain restrictive covenants, including the covenants described under "Limitation on Liens," "Limitation on Sale and Leaseback Transactions" and "Consolidation, Merger and Sale of Assets," in which event certain Events of Default, which are described above (with respect to such respective covenants) under "Events of Default," will no longer constitute Events of Default. In order to exercise such option to defease such covenants, we will be required to deposit, in trust for the benefit of the noteholders, money or Government Securities, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on the notes on the maturity date in accordance with the terms of the indenture and the notes. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that noteholders will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.

         If subsequent to the completion of a defeasance of certain covenants as described in the immediately preceding paragraph, the notes are declared due and payable because of the occurrence of any remaining Event of Default, the amount of money and Government Securities we deposit in trust would be sufficient to pay amounts due on the notes on the maturity date but may not be sufficient to pay amounts due on the notes upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

CONCERNING THE TRUSTEE

         The Bank of New York is the trustee under the indenture.

LEGAL OWNERSHIP

         Street Name and Other Indirect Holders

         Investors who hold notes in accounts at banks, brokers and other financial institutions will generally not be recognized by us as legal holders of notes. This is called holding in street name. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold notes in street name, you should check with your own institution to find out:

o        how it handles securities payments and notices;

o        whether it imposes fees or charges;

o        how it would handle voting, if required; and

o how it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

         Direct Holders

         Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to persons who are registered as holders of notes. We do not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interest in a global note, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by DTC or any participant because the notes are issued in the form of global notes as described below. For example, once we make a payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

         Global Notes

         A global note is a special type of indirectly held note. Because we issued the original notes, and will issue the exchange notes only in the form of global notes, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global notes be registered in the name of a financial institution we select and by requiring that the notes included in the global notes not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global note is called the depositary. Any person wishing to own a note must do so indirectly by virtue of an account with a bank, broker or other financial institution that in turn has an account with the depositary.

                  Special Investor Considerations for Global Notes

         As an indirect holder, an investor's rights relating to the global notes will be governed by the account rules of the investor's bank, broker or other financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of notes and instead deal only with the depositary that holds the global notes.

         If you are an investor, you should be aware that:

o        you cannot get notes registered in your own name;

o you cannot receive physical certificates for your interest in the notes;

o you will be a street name holder and must look to your own bank, broker or other financial institution for payments on the notes and protection of your legal rights relating to the notes; see "--Street Name and Other Indirect Holders;"

o you may not be able to sell or pledge your interest in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

o the depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global notes. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interest in the global notes. We and the trustee also do not supervise the depositary in any way;

o so long as the depositary, or its nominee, is the registered owner or holder of a global note, the depositary, or its nominee, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture, the notes and applicable law, including having the right to sue for nonpayment of principal and interest; and

o as an indirect owner, you will not be able to transfer the interest in the global note, except in accordance with the depositary's applicable procedures (in addition to those under the indenture referred to herein).

              Special Situations When Global Notes Will Be Terminated

         In a few special situations described in the next paragraph, the global notes will terminate and interests in them will be exchanged for physical certificates representing the notes. After that exchange, the choice of whether to hold notes directly or in street name will be up to you. You must consult your own bank, broker or other financial institution to find out how to have your interests in the notes transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the notes have been previously described in the subsections entitled "Street Name and Other Indirect Holders" and "Direct Holders."

         The special situations for termination of the global notes are:

o when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

o        when we notify the trustee that we wish to terminate the global notes.

ADDITIONAL MECHANICS

         Global Notes

         The original notes were issued in the form of one or more registered notes in global form, without interest coupons, which we call the Rule 144A Global Notes. The Rule 144A Global Notes were deposited on the date of closing of the initial sale of the original notes with, or on behalf of, The Depository Trust Company or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between The Depository Trust Company and the trustee, and registered in the name of Cede & Co., as nominee of The Depository Trust Company. Interests in the Rule 144A Global Notes will be available for purchase only by qualified institutional buyers.

         The Depository Trust Company has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depository Trust Company was created to hold securities of persons who have accounts with The Depository Trust Company, otherwise known as participants, and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of certificates. These participants include securities brokers and dealers, banks, trust companies and other clearing corporations. Indirect access to The Depository Trust Company's book-entry system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. The rules applicable to The Depository Trust Company and its direct and indirect participants are on file with the Securities and Exchange Commission.

         Form, Exchange and Transfer of Physical Notes

         The following discussion only applies if the global notes are terminated as described above under "--Legal Ownership--Global Notes--Special Situations When Global Notes Will Be Terminated" and the notes are issued in the form of physical certificates.

         The notes will be issued:

o        only in registered form;

o        without interest coupons; and

o        in denominations that are even multiples of $1,000.

         You may have your notes divided into more notes of smaller denominations (but not less than $1,000) or combined into fewer notes of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

         You may exchange or transfer notes at the office of the trustee. The trustee acts as our agent for registering notes in the names of holders and transferring notes. We may change this appointment to another entity or perform these functions ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. You will not be required to pay a service charge to transfer or exchange the notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

         We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

                               THE EXCHANGE OFFER

REGISTRATION RIGHTS

         At the closing of the sale of the original notes, we entered into a registration rights agreement with the initial purchaser pursuant to which we agreed, for the benefit of the holders of the original notes, at our cost,

o to file, no later than June 15, 2001, an exchange offer registration statement with the Securities and Exchange Commission with respect to the exchange offer for the exchange notes,

o to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act no later than August 16, 2001,

o to use our reasonable best efforts to keep the registration statement for the exchange notes effective until the closing of the exchange offer, and

o to use our reasonable best efforts to cause the exchange offer to be completed no later than September 14, 2001.

         Upon the exchange offer registration statement being declared effective, we agreed to offer the exchange notes in exchange for surrender of the original notes and to keep the exchange offer open for not less than 30 days thereafter. For each original note surrendered to us pursuant to the exchange offer, the holder of that original note will receive an exchange note having a principal amount equal to that of the surrendered original note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the original note tendered in exchange therefor or, if no interest has been paid on the original note, from the date of its initial issuance. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds original notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than original notes acquired directly from us or one of our affiliates) to exchange such original notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of exchange notes received by such broker-dealer in the exchange offer.

         The preceding agreement is needed because any broker-dealer who acquires original notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers our offer and sale of the exchange notes pursuant to the exchange offer. It also covers the resale of exchange notes received in the exchange offer by any broker-dealer who held original notes acquired for its own account as a result of market-making activities or other trading activities other than original notes acquired directly from us or one of our affiliates.

         Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters to other persons, the exchange notes would in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of original notes who is an "affiliate" of ours as defined in Rule 405 of the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the related exchange notes (1) will not be able to rely on the interpretation of the staff of the Securities and Exchange Commission,
(2) will not be able to tender its original notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

         Each holder of the original notes who wishes to exchange original notes for exchange notes in the exchange offer will be required to make representations, including that (1) any exchange notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of commencement of the exchange offer, it has no arrangement with any person to participate in the distribution of the original notes or the exchange notes (within the meaning of the Securities Act) and (3) it is not an affiliate of ours or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

     If:

o we determine that the exchange offer registration statement is not available or the exchange offer may not be consummated because it would violate applicable law or Securities and Exchange Commission interpretations;

o the exchange offer registration statement is not declared effective on or before August 16, 2001 or the exchange offer has not been consummated on or before September 14, 2001;

o the exchange offer is not available to any holder of original notes based on an opinion of counsel; or

o the initial purchaser of the original notes (but only with respect to original notes acquired directly from us) so requests;

we will, as promptly as practicable, use our reasonable efforts to file a shelf registration statement for resale of the original notes. We will use our reasonable efforts to cause the shelf registration statement to become effective as promptly as practicable but no later than October 15, 2001, and to keep the registration statement effective for a period ending on the earlier of:

o March 19, 2003, which is the second anniversary of the closing date of the original notes offering; or, if Rule 144(k) under the Securities Act is amended to provide a shorter restrictive period, such shorter period; or

o until all of the original notes that are registrable have been sold under the shelf registration statement, cease to be outstanding or become freely tradeable, without restriction or limitation as to holding period or volume, under Rule 144 under the Securities Act.

         We will provide to the holders of the original notes copies of the prospectus which is part of the shelf registration statement, notify such holders when the resale registration for the original notes has become effective and take other actions as are required to permit unrestricted sales of such notes. A holder of the original notes that offers or sells such notes pursuant to the shelf registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions of the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement applicable to that holder, including indemnification obligations.

         We will pay additional interest on the original notes if:

         o the applicable registration statement is not filed with the Securities and Exchange Commission on or before the date on which such registration statement is required to be filed;

         o the exchange offer registration statement or the shelf registration statement, as the case may be, is not declared effective on or before the date in which such registration statement is required to become or be declared effective;

         o the exchange offer is not consummated on or before September 15, 2001 (if the exchange offer is then required to be made); or

         o the exchange offer registration statement or shelf registration is filed and declared effective but later ceases to be effective, at any time that we are obligated to maintain its effectiveness, without being succeeded immediately by an additional registration statement filed and declared effective, in which case, we will be obligated to pay additional interest on the original notes over and above the applicable interest rate at a rate of 0.25% per year until the applicable registration statement is filed, the exchange offer registration statement is declared effective and the exchange offer is consummated, or the shelf registration statement is declared effective or again becomes effective, as the case may be.

         The foregoing circumstances under which we may be required to pay additional interest are not cumulative. Any additional interest will cease to accrue when all of the events described above have been cured. For purposes of clarifying the foregoing provisions, the registration rights agreement states that additional interest shall not accrue at any time that there are no registrable securities outstanding.

         This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

         Except as set forth above, after consummation of the exchange offer, holders of original notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. These consequences are more fully described under "--Consequences of Failure to Exchange" and "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

         The original notes which are not exchanged for exchange notes pursuant to the exchange offer and are not included in a resale prospectus which, if required, will be filed as part of an amendment to the registration statement of which this prospectus is a part, will remain restricted securities and subject to restrictions on transfer. Accordingly, original notes which are not exchanged may only be resold

         (1)      to us, upon redemption or otherwise;

         (2) so long as the original notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

         (3) in an offshore transaction in accordance with Regulation S under the Securities Act;

         (4) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, if available;

         (5) in reliance on another exemption from the registration requirements of the Securities Act; or

         (6) pursuant to an effective registration statement under the Securities Act.

         In all of the situations discussed above, the resale must be in accordance with any applicable securities laws of any state of the United States.

         To the extent original notes are tendered and accepted in the exchange offer, the principal amount of outstanding original notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the original notes could be adversely affected. The risks of failing to exchange original notes are more fully described in "Risk Factors--Consequences of Failing to Exchange or Properly Tender."

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, a copy of which is attached to this prospectus as Annex A, we will accept any and all original notes validly tendered and not withdrawn prior to the Expiration Date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in integral multiples of $1,000 principal amount.

         The form and terms of the exchange notes are the same as the form and terms of the original notes, except that

o the exchange notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act;

o holders of the exchange notes will not be entitled to the rights of holders of original notes under the registration rights agreement; and

o provisions for additional interest in the event of breach of certain registration covenants relating to the original notes will not apply to the exchange notes.

         The exchange notes will evidence the same debt as the original notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes.

         Solely for reasons of administration and for no other purpose, we have
fixed the close of business on            , 2001 as the record date for the
exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of original notes or such holder's legal representative or attorney-in-fact as reflected on the records of the trustee under the indenture may participate in the exchange offer. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

         Holders of the original notes do not have any appraisal or dissenters' rights under Delaware law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder.

         We shall be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of the original notes for the purposes of receiving the exchange notes. The exchange notes delivered pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of original notes.

         If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described herein or otherwise, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. An estimate of these charges and expenses are described under "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" with respect to the exchange offer, shall
mean 5:00 p.m., New York City time, on         , 2001, unless we, in our sole
discretion, extend the exchange offer, in which case "Expiration Date" shall mean the latest date and time to which the exchange offer is extended.

         In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the exchange offer.

         We reserve the right, in our sole discretion,

         (1)      to delay accepting any original notes,

         (2)      to extend the exchange offer,

         (3) if any of the conditions set forth below under "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer, or

         (4)      to amend the terms of the exchange offer in any manner.

         We may effect any such delay, extension or termination by giving oral or written notice thereof to the exchange agent.

         Except as specified in the second paragraph under this heading, any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose any amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes. The exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

         Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

PROCEDURES FOR TENDERING ORIGINAL NOTES

                  Tenders of Original Notes

         The tender by a holder of original notes pursuant to any of the procedures set forth below will constitute the tendering holder's acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of original notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders of record are authorized to tender their original notes. The procedures by which original notes may be tendered by beneficial owners that are not holders of record will depend upon the manner in which the original notes are held.

         DTC has authorized DTC participants that are beneficial owners of original notes through DTC to tender their original notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under "-- Book-Entry Delivery Procedures," or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program (which we call "ATOP"), for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under "-- Book-Entry Delivery Procedures."

                  Tender of Original Notes Held in Physical Form

         To tender effectively original notes held in physical form pursuant to the exchange offer,

o a properly completed letter of transmittal applicable to such notes (or a facsimile thereof) duly executed by the holder thereof, and any other documents required by the letter of transmittal, must be received by the exchange agent at one of its addresses set forth below, and tendered original notes must be received by the exchange agent at such address (or delivery effected through the deposit of original notes into the exchange agent's account with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date of the exchange offer, or

o the tendering holder must comply with the guaranteed delivery procedures set forth below.

         LETTERS OF TRANSMITTAL AND ORIGINAL NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT AND SHOULD NOT BE SENT TO US.

                  Tender of Original Notes Held Through a Custodian

         To effectively tender original notes that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the original notes on the beneficial owner's behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of such owner's original notes to effect the tender.

                  Tender of Original Notes Held Through DTC

         To effectively tender original notes that are held through DTC, DTC participants should either

o properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

o transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the exchange agent for its acceptance.

         Delivery of tendering original notes held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

         THE METHOD OF DELIVERY OF ORIGINAL NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING ORIGINAL NOTES AND DELIVERING LETTERS OF TRANSMITTAL. EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

         Except as provided below, unless the original notes being tendered are deposited with the exchange agent on or prior to the Expiration Date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message), we may, at our option, reject such tender. Exchange of exchange notes for original notes will be made only against deposit of the tendered original notes and delivery of all other required documents.

                  Book-Entry Delivery Procedures

         The exchange agent will establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the original notes by causing DTC to transfer such original notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of original notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

         The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC tendering original notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

                  Signature Guarantees

         Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of these being an "eligible institution"), unless the original notes tendered thereby are tendered (1) by a registered holder of original notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such original notes) who has not completed either the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (2) for the account of an eligible institution. For additional information on signature guarantees, see Instruction 1 of the letter of transmittal. If the original notes are registered in the name of a person other than the signer of the letter of transmittal or if original notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered original notes must be guaranteed by an eligible institution as described above. Additional information on signature guarantees and instruments of transfer is included in Instructions 1 and 5 of the letter of transmittal.

                  Guaranteed Delivery

         If a holder desires to tender original notes pursuant to the exchange offer and time will not permit the letter of transmittal, certificates representing the original notes and all other required documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date of the exchange offer, such original notes may nevertheless be tendered if all the following conditions are satisfied:

         (1)      the tender is made by or through an eligible institution;

         (2) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us herewith, or an agent's message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date, as provided below; and

         (3) the certificates for the tendered original notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such original notes into the exchange agent's account at DTC as described above), together with the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message, are received by the exchange agent within two business days after the date of execution of the Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery.

         Notwithstanding any other provision hereof, delivery of exchange notes by the exchange agent for original notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after timely receipt by the exchange agent of such original notes (or Book-Entry Confirmation of the transfer of such original notes into the exchange agent's account at DTC as described above), and the letter of transmittal (or facsimile thereof) with respect to such original notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent's Message.

                  Determination of Validity

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful.

         We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine.

         Although we intend to notify holders of defects or irregularities with respect to tenders of original notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall we or they incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

         Any original notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if original notes are submitted in a principal amount greater than the principal amount of original notes being tendered by such tendering holder, such unaccepted or non-exchanged original notes will either be

         (1) returned by the exchange agent to the tendering holders as promptly as practicable, or

         (2) in the case of original notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, credited to an account maintained with such Book-Entry Transfer Facility.

         By tendering, each registered holder will represent to us that,

         (1) the exchange notes to be acquired by the holder and any beneficial owner(s) of the original notes in connection with the exchange offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s);

         (2) the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

         (3) the holder and each beneficial owner acknowledge and agree that if the offeree is a broker-dealer holding original notes acquired for its own account as a result of market making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes received in respect of original notes pursuant to the exchange offer, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act;

         (4) neither the holder nor any beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of ours except as otherwise disclosed to us in writing; and

         (5) each holder and each beneficial owner understands that any person participating in the exchange offer for the purpose of distributing the exchange notes cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed herein under "Plan of Distribution" and that such person must comply with the registration and prospectus delivery requirements for any secondary resale transaction with respect to exchange notes acquired by such person and that such a transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission.

         Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. For additional information, see "Plan of Distribution."

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of original notes pursuant to the exchange offer may be withdrawn, unless earlier accepted for exchange as provided in the exchange offer, at any time prior to the Expiration Date of the exchange offer.

         To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the Expiration Date of the exchange offer. Any such notice of withdrawal must

o specify the name of the person having deposited the original notes to be withdrawn;

o identify the original notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the original notes (unless such original notes were tendered by book-entry transfer), and aggregate principal amount of such original notes; and

o be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing such original notes.

         If original notes have been delivered pursuant to the procedures for book-entry transfer described in "--Procedures for Tendering Original Notes -- Book-Entry Delivery Procedures," any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn original notes and must otherwise comply with such book-entry transfer facility's procedures.

         If the original notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of original notes can only be accomplished in accordance with these procedures.

         All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of original notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are retendered. Properly withdrawn original notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Original Notes" at any time prior to the Expiration Date of the exchange offer.

         Any original notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date of the exchange offer or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

CONDITIONS TO THE EXCHANGE OFFER

         The exchange offer shall not be subject to any conditions, other than that

         (1) the Securities and Exchange Commission has issued an order or orders declaring the indenture governing the notes qualified under the Trust Indenture Act of 1939;

         (2) the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

         (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer;

         (4) there shall not have been declared by United States federal or New York state authorities a banking moratorium or trading on the New York Stock Exchange or generally in the United States over-the-counter market shall not have been suspended by order of the Securities and Exchange Commission or any other governmental authority; and

         (5) there shall not have been adopted or enacted any law, statute, rule or regulation prohibiting the exchange offer.

         If we determine in our sole discretion that any of the conditions to the exchange offer are not satisfied, we may

         (1) refuse to accept any original notes and return all tendered original notes to the tendering holders;

         (2) extend the exchange offer and retain all original notes tendered prior to the Expiration Date applicable to the exchange offer, subject, however, to the rights of holders to withdraw such original notes (see "-- Withdrawal of Tenders"); or

         (3) waive any unsatisfied conditions with respect to the exchange offer and accept all validly tendered original notes which have not been withdrawn.

         If any waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

         The Bank of New York, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery and other documents should be directed to the exchange agent addressed as follows:

                                    By Mail:
                              The Bank of New York
                          101 Barclay Street - 21 West
                            New York, New York 10286
                              Attention: Remo Reale

                                  By Facsimile:
                                 (212) 815-5915
                              Confirm by Telephone:
                                 (212) 815-3703

                                    By Hand:
                              The Bank of New York
                          101 Barclay Street - 21 West
                            New York, New York 10286
                              Attention: Remo Reale

FEES AND EXPENSES

         We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of National-Oilwell and its affiliates.

         No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

         We estimate that our out of pocket expenses for the exchange offer will be approximately $200,000. These expenses include fees and expenses of the exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

         We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

         The exchange notes will be recorded in our books at the carrying value of the original notes and we will not recognize gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

                              PLAN OF DISTRIBUTION

         Based on interpretation of the Securities Act by the staff of the Securities and Exchange Commission set forth in several no-action letters to other persons, and subject to the immediately following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretation by the staff of the Securities and Exchange Commission set forth in the above referenced no-action letters, (2) will not be able to tender the notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless such sale or transfer is made pursuant to an exemption from such requirements. We do not intend to seek our own no-action letter, and there is no assurance that the staff of the Securities and Exchange Commission would make a similar determination with respect to the exchange notes as it has in the no-action letters to other persons.

         Each holder of original notes who wishes to exchange the original notes for the exchange notes in the exchange offer will be required to make representations, including that (1) it is neither an affiliate of ours nor a broker-dealer tendering notes acquired directly from us for its own account, (2) any exchange notes to be received by it shall be acquired in the ordinary course of its business and (3) at the time of commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution of the exchange notes (within the meaning of the Securities Act). In addition, in connection with any resales of the exchange notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with this prospectus. Under the registration rights agreement, we are required to allow participating broker-dealers to use this prospectus (as it may be amended or supplemented from time to time) in connection with the resale of exchange notes received in exchange for original notes acquired by such participating broker-dealers for their own account as a result of market-making or other trading activities.

         We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions

         (1)      in the over-the-counter market;

         (2)      in negotiated transactions;

         (3) through the writing of options on the exchange notes or a combination of such methods of resale;

         (4)      at market prices prevailing at the time of resale;

         (5)      at prices related to such prevailing market prices; or

         (6)      at negotiated prices.

         Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

         Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incident to the exchange offer (including in the case of the filing of a shelf registration statement the expenses of one counsel for the holders of the original notes approved in writing by the holders of a majority in aggregate principal amount of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) required to use this prospectus in connection with their resale of exchange notes as described above against certain liabilities, including liabilities under the Securities Act.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes certain United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and reflects the opinion provided by Bracewell & Patterson, L.L.P., our counsel as to these matters. This discussion is for general information only and does not address all aspects of federal income taxation that may be relevant to particular investors in light of their personal investment circumstances, nor does it address the federal income tax consequences which may be relevant to certain types of investors subject to special treatment under the federal income tax laws (for example, certain financial institutions, insurance companies, tax-exempt entities, broker-dealers, and taxpayers subject to the alternative minimum tax). In addition, this discussion does not discuss any aspects of state, local, or foreign tax laws. This discussion assumes that investors will hold their notes as "capital assets" (generally, property held for investment), within the meaning of Section 1221 of the Internal Revenue Code, and not as part of an integrated investment (for example, a hedge, straddle or conversion transaction).

         No ruling from the Internal Revenue Service (the "IRS") will be requested with respect to any of the matters discussed herein. There can be no assurance that the IRS will not take different positions concerning the matters discussed below and that such positions would not be sustained. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND AS TO ANY

FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW) AFFECTING THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

         This discussion is based on the provisions of the Internal Revenue Code, existing and proposed Treasury regulations promulgated thereunder, judicial authority interpreting the Internal Revenue Code, and current administrative rulings and pronouncements of the IRS now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be retroactively applied in a manner that could result in federal income tax consequences different from those discussed below and could adversely affect a holder of notes.

EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES

         The exchange of original notes for exchange notes of the same series should not constitute a significant modification of the terms of the original notes, and, accordingly, will not be treated as a taxable exchange for United States federal income tax purposes. Consequently, no gain or loss will be recognized by holders of original notes upon receipt of the exchange notes of the same series. A holder will have the same adjusted basis in an exchange note as the holder had in the original note exchanged therefor. In addition, a holder's holding period for an exchange note will include the holding period for the original note exchanged therefor.

         The remaining summary of federal income considerations relates to owning and disposing of exchange notes, and also applies to holders of original notes who do not accept the exchange offer.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

         As used herein, the term "United States Holder" means a holder of a note that is for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of source, or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

STATED INTEREST

         Stated interest on the notes generally will be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

AMORTIZABLE BOND PREMIUM

         If a United States Holder purchases a note for an amount that is greater than the sum of all payments payable on the note after the purchase date, other than qualified stated interest, such United States Holder will be considered to have purchased such note at a premium. A United States Holder may elect to amortize such bond premium over the remaining term of such note (or if it results in a smaller amount of amortizable bond premium, until an earlier call date, and in such case by reference to the amount payable on that date).

         If bond premium is amortized, the amount of interest on the note included in the United States Holder's income for each accrual period ending on an interest payment date or on the stated maturity of the note, as the case may be, will be reduced by a portion of the bond premium allocable to such accrual period based on the note's yield to maturity (or earlier call date, if reference to such call date produces a smaller amount of amortizable bond premium). If the amortizable bond premium allocable to such accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the United States Holder's prior inclusion in income of interest payments on the note. Any excess above such prior interest inclusions is generally carried forward to the next accrual period. A United States Holder who elects to amortize bond premium must reduce such United States Holder's tax basis in the notes as described under " -- Disposition of Notes." If such an election to amortize bond premium is not made, a United States Holder must include the full amount of each interest payment on the note in income in accordance with its regular method of accounting and will receive a tax benefit from the bond premium only in computing such United States Holder's gain or loss upon disposition of the note.

         An election to amortize bond premium will apply to all taxable debt obligations then held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder should consult with such United States Holder's tax advisor with respect to the general applicability of the amortizable bond premium rules of the Internal Revenue Code to such United States Holder, and whether such United States Holder should make an election under these rules.

MARKET DISCOUNT

         If a United States Holder purchases a note for an amount that is less than its stated redemption price at maturity (i.e., the sum of all payments on the note other than stated interest payments), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a de minimis amount as specified by the Internal Revenue Code. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of the market discount which has not previously been included in income and which is treated as having accrued on such note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

         The notes provide for optional redemption prior to maturity. If the notes were redeemed, a United States Holder generally would be required to include in gross income as ordinary income the portion of the gain recognized on the redemption attributable to accrued market discount, if any.

         Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the notes, unless the United States Holder elects to accrue market discount on a constant interest method. A United States Holder of a note may elect to include market discount in income currently as it accrues (under either a ratable or constant interest method). This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a United States Holder of notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of instruments, and with respect to the deferral of interest deductions incurred or maintained to purchase or carry such notes, would not apply.

DISPOSITION OF NOTES

         Upon the sale, exchange, retirement, redemption or other disposition of a note, a United States Holder will recognize taxable gain or loss equal to the difference between (1) the amount of cash and the fair market value of property received in exchange therefor (except to the extent such amount is attributable to accrued but unpaid interest, which amount will generally be taxable as ordinary income) and (2) the United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note will generally equal the United States Holder's purchase price for such note, increased by any market discount previously included in income by the United States Holder and decreased by any principal payments received by the United States Holder, and any amortizable bond premium deducted over the term of the note. Any gain or loss recognized on the sale, exchange, retirement or other disposition of a note will generally be capital gain or loss (except to the extent of any accrued market discount). Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for a reduced rate of taxation. The deduction of capital losses is subject to certain limitations. A United States Holder should consult such United States Holder's tax advisor regarding the treatment of capital gains or losses.

BACKUP WITHHOLDING

         Certain non-corporate United States Holders of notes may be subject to backup withholding at the rate of 31% with respect to interest payments on the notes and cash payments received in certain circumstances upon the disposition of such notes. Generally, backup withholding is applied only when the taxpayer
(1) fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, (2) is notified by the IRS that is has failed to report payments of interest and dividends properly, or (3) under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a United States Holder's United States federal income tax liability, provided that such United States Holder furnished the required information to the IRS.

UNITED STATES FEDERAL INCOME TAXATION OF NON-UNITED STATES HOLDERS

         This section discusses certain special rules applicable to a holder of notes that is a Non-United States Holder. For purposes of this discussion, a "Non-United States Holder" means a holder of notes that is not (1) an individual citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of source, or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

         For purposes of the following summary, interest and gain on the sale, exchange or other disposition of the notes will be considered "United States trade or business income" if such income or gain is (1) effectively connected with the conduct of a trade or business in the United States, or (2) in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, to a fixed base) in the United States.

RECEIPT OF STATED INTEREST BY NON-UNITED STATES HOLDER

         A Non-United States Holder that is not subject to United States federal income tax as a result of any direct or indirect connection to the United States other than its ownership of the notes will not be subject to United States federal income or withholding tax in respect of interest income on the notes if
(1) the interest is not United States trade or business income, (2) the Non-United States Holder provides an appropriate statement on IRS Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-United States Holder and stating, among other things, that the Non-United States Holder is not a United States person for United States federal income tax purposes, and (3) the Non-United States Holder is not a "10-percent shareholder" or a "related controlled foreign corporation" with respect to National Oilwell, Inc. as specifically defined for United States federal income tax purposes.

         If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to eliminate withholding tax. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution. A Non-United States Holder that is treated as a partnership for United States federal income tax purposes generally will be required to provide an IRS Form W-8IMY and to attach an appropriate certification by each beneficial owner of the Non-United States Holder (including, in certain cases, such beneficial owner's beneficial owners). Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding these reporting requirements.

         To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or unless the interest is United States trade or business income with respect to such Non-United States Holder and the Non-United States Holder provides an appropriate statement to that effect. In the latter case, such Non-United States Holder generally will be subject to United States federal income tax with respect to all income from the notes at regular rates applicable to United States taxpayers. Additionally, in such event, Non-United States Holders that are corporations could be subject to a branch profits tax on such income.

                  Gain on Disposition of Notes

         In general, a Non-United States Holder will not be subject to United States federal income tax on any amount received (other than amounts in respect of accrued but unpaid interest) upon retirement or disposition of a note unless such Non-United States Holder is an individual present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other requirements are met, or unless the gain is United States trade or business income. In the latter event, Non-United States Holders generally will be subject to United States federal income tax with respect to such gain at regular rates applicable to United States taxpayers. Additionally, in such event, Non-United States Holders that are corporations could be subject to a branch profits tax on such gain.

                  Information Reporting and Backup Withholding

         Under certain circumstances, the Internal Revenue Code requires "information reporting" annually to the IRS and to each holder of notes, and "backup withholding" at a rate of 31% with respect to certain payments made on or with respect to the notes. Backup withholding generally does not apply with respect to certain holders of notes, including corporations.

         A Non-United States Holder that provides an IRS Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY, together will all appropriate attachments, signed under penalties of perjury, identifying the Non-United States Holder and stating that the Non-United States Holder is not a United States person for United States federal income tax purposes, will not be subject to IRS reporting requirements and United States backup withholding. IRS Forms W-8BEN will generally be required from the beneficial owners of interests in a Non-United States Holder that is treated as a partnership for United States federal income tax purposes.

         The payment of proceeds on the disposition of a note to or through the United States office of a broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the Non-United States Holder either certifies its status as a Non-United States Holder under penalties of perjury on IRS Form W-8BEN (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a note by a Non-United States Holder to or through a non-United States office of a non-United States broker will not be subject to backup withholding or information reporting unless the non-United States broker is a "United States related person" (as defined below). The payment of proceeds on the disposition of a note by a Non-United States Holder to or through a non-United States office of a United States broker or a United States related person generally will not be subject to backup withholding but will be subject to information reporting unless the Non-United States Holder certifies its status as a Non-United States Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-United States Holder's foreign status and the broker has no actual knowledge to the contrary.

         For this purpose, a "United States related person" is (1) a "controlled foreign corporation" as specifically defined for United States federal income tax purposes, (2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business, or (3) for payments made after December 31, 2000, a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the corporation or if, at any time during its taxable year, the corporation is engaged in the conduct of a United States trade or business.

         Backup withholding is not an additional tax and may be refunded (or credited against the Non-United States Holder's United States federal income tax liability, if any), provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or agreement.

                         VALIDITY OF THE EXCHANGE NOTES

         The validity of the exchange notes being offered hereby will be passed upon for us by Bracewell & Patterson, L.L.P., Houston, Texas.

                                     EXPERTS

         The consolidated financial statements of National Oilwell, Inc. at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference elsewhere herein which, as to the consolidated financial statements of IRI International Corporation, a wholly-owned subsidiary of National-Oilwell, Inc., for the years 1999 and 1998, are based in part on the reports of KPMG LLP, independent auditors. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

         The consolidated balance sheet of IRI International Corporation and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 1999 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated by reference in this prospectus have been audited by KPMG LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.

         We incorporate by reference in this prospectus the following documents:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         o        Our Current Report on Form 8-K filed on March 19, 2001; and

         o All documents filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the completion of the exchange offer.

         The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information as well as the information included in this prospectus.

         You may read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room located at:

         Room 1024, Judiciary Plaza
         450 Fifth Street, N.W.
         Washington, D.C.  20549

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission's web site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our shares of common stock are traded.

         We have agreed that for so long as the notes remain outstanding, if we are no longer subject to the informational requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, we will furnish to holders and beneficial owners of the notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the notes.

         We will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents at no cost by request directed to us at the following address and telephone number:

                             National-Oilwell, Inc.
                        10000 Richmond Avenue, 4th Floor
                            Houston, Texas 77042-4200
                          Attention: Investor Relations
                                  713-346-7500

         To obtain timely delivery of this information, you must request this information no later than five business days prior to the Expiration Date of the exchange offer.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus contains, or has incorporated by reference, forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including changes in oil and gas prices, customer demand for our products and worldwide economic activity. You should also consider carefully the statements under "Risk Factors" which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. We disclaim any obligation or intent to update any such factors or forward-looking statements to reflect future events or developments.

                                                                         ANNEX A

                             NATIONAL-OILWELL, INC.

                              LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE

                          6 1/2% SENIOR NOTES DUE 2011

                                       OF

                             NATIONAL-OILWELL, INC.

               PURSUANT TO THE PROSPECTUS DATED __________ , 2001

--------------------------------------------------------------------------------
         THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2001 UNLESS EXTENDED BY THE CORPORATION IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

          BY MAIL:                    BY FACSIMILE:                 BY HAND:
    The Bank of New York             (212) 815-5915            The Bank of New York
101 Barclay Street - 21 West                               101 Barclay Street - 21 West
  New York, New York 10286        Confirm by Telephone:      New York, New York 10286
    Attention: Remo Reale            (212) 815-3703            Attention: Remo Reale

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR ORIGINAL NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

         This Letter of Transmittal is to be used by holders ("Holders") of
6 1/2% Senior Notes due 2011 (the "Original Notes") of National-Oilwell, Inc. (the "Corporation") to receive 6 1/2% Senior Notes due 2011, Series B (the "Exchange Notes") if: (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering
Original Notes -- Book-Entry Delivery Procedures" in the Prospectus dated      ,
2001 (the "Prospectus"); or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offers -- Procedures for Tendering Original Notes

-- Guaranteed Delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

         Holders of Original Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

         If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Original Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. See Instruction 2.

         The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

                            TENDER OF ORIGINAL NOTES

--------------------------------------------------------------------------------
[ ]      CHECK HERE IF TENDERED ORIGINAL NOTES ARE ENCLOSED HEREWITH.

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

         Name of Tendering Institution:
                                        ----------------------------------------

         Account Number:
                        --------------------------------------------------------

         Transaction Code Number:
                                 -----------------------------------------------

[ ] CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

         Name(s) of Registered Holder(s):
                                         ---------------------------------------

         Window Ticker Number (if any):
                                       -----------------------------------------

         Date of Execution of Notice of Guaranteed Delivery:
                                                            --------------------

         Name of Eligible Institution that Guaranteed Delivery:
                                                               -----------------

--------------------------------------------------------------------------------

         List below the Original Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Original Notes tendered hereby. The Original Notes and the principal amount of Original Notes that the undersigned wishes to tender should be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

-------------------------------------------------------------------------------------------
                          DESCRIPTION OF ORIGINAL NOTES
-------------------------------------------------------------------------------------------
       Name(s) and Address(es)
       of Registered Holder(s)                           Aggregate
    (Please fill in if blank) See     Certificate      Principal Amount    Principal Amount
            Instruction 3.            Number(s)*        Represented**         Tendered**
---------------------------------   ---------------    ----------------    ----------------
                                    ---------------    ----------------    ----------------

                                    ---------------    ----------------    ----------------

                                    ---------------    ----------------    ----------------

                                    ---------------    ----------------    ----------------

                                    ---------------    ----------------    ----------------

-------------------------------------------------------------------------------------------
                                    Total Principal
                                       Amount of
                                    Original Notes
-------------------------------------------------------------------------------------------
*      Need not be completed by Holders tendering by book-entry transfer.

**     Unless otherwise specified, the entire aggregate principal amount represented by the Original Notes described above will be deemed to be tendered. See Instruction 4.
-------------------------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

         The undersigned hereby tenders to National-Oilwell, Inc. (the "Corporation"), upon the terms and subject to the conditions set forth in its
Prospectus dated           ,2001 (the "Prospectus"), receipt of which is hereby
acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Original Notes indicated in the foregoing table entitled "Description of Original Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Original Notes tendered hereby which it holds for the account of beneficial owners of such Original Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

         Subject to, and effective upon, the acceptance for purchase of the principal amount of Original Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Corporation, all right, title and interest in and to all of the Original Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Corporation) with respect to such Original Notes, with full powers of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Original Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Original Notes on the account books maintained by DTC to, or upon the order of, the Corporation, (ii) present such Original Notes for transfer of ownership on the books of the Corporation, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

         By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

         (1) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s);

         (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes;

         (3) the undersigned and each Beneficial Owner acknowledge and agree that (x) if the offeree is a broker-dealer holding Original Notes acquired for its own account as a result of market making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of Original Notes pursuant to the Exchange Offer and (y) any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the Prospectus and that such person must comply with the registration and prospectus delivery requirements for any secondary resale transaction with respect to Exchange Notes acquired by such person and that such a transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission; and

         (4) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Corporation.

         If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The undersigned understands that tenders of Original Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Original Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to the account maintained at DTC from which such Original Notes were delivered). If the Corporation makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Corporation will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

         The undersigned understands that the tender of Original Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Corporation's acceptance for exchange of Original Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Corporation in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Corporation has, or has caused to be, waived such defect) will be deemed to have been accepted by the Corporation if, as and when the Corporation gives oral or written notice thereof to the Exchange Agent.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby, and that when such tendered Original Notes are accepted for exchange by the Corporation, the Corporation will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Corporation to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby.

         All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

         The undersigned understands that the delivery and surrender of any Original Notes is not effective, and the risk of loss of the Original Notes does not pass to the Exchange Agent or the Corporation, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with the Original Notes and all accompanying evidences of authority and any other required documents in form satisfactory to the Corporation. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Original Notes will be determined by the Corporation, in its sole discretion, which determination shall be final and binding.

         Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Original Notes tendered by book-entry transfer, by credit to the account of DTC), and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Original Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of, certificates for such Original Notes be delivered to, and Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Corporation has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Original Notes from the name of the registered Holder(s) thereof if the Corporation does not accept for exchange any of the principal amount of such Original Notes so tendered.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES IS AN AFFILIATE OF THE CORPORATION.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD ORIGINAL NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE CORPORATION OR AN AFFILIATE OF THE CORPORATION.

[ ]      CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL
         OWNER FOR WHOM YOU HOLD ORIGINAL NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE CORPORATION WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------------------------
         SPECIAL ISSUANCE INSTRUCTIONS
       (SEE INSTRUCTIONS 1, 5, 6 AND 7)

         To be completed ONLY if Original Notes
in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Exchange Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal.

Issue:   [ ] Original Notes
         [ ] Exchange Notes
                  (check as applicable)

Name
     ----------------------------------------------
                   (Please Print)

Address
        -------------------------------------------
                   (Please Print)

---------------------------------------------------
                     (Zip Code)


---------------------------------------------------
   (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
          (SEE SUBSTITUTE FORM W-9 HEREIN)

---------------------------------------------------



---------------------------------------------------
            SPECIAL DELIVERY INSTRUCTIONS
          (SEE INSTRUCTIONS 1, 5, 6 AND 7)

         To be completed ONLY if Original Notes in a principal amount not tendered or not accepted for exchange or Exchange Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled
"Description of Original Notes" within this Letter of Transmittal.

Issue:   [ ] Original Notes
         [ ] Exchange Notes
                  (check as applicable)

Name
     ----------------------------------------------
                   (Please Print)

Address
        -------------------------------------------
                   (Please Print)


---------------------------------------------------
                     (Zip Code)


---------------------------------------------------
   (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
          (SEE SUBSTITUTE FORM W-9 HEREIN)

---------------------------------------------------

--------------------------------------------------------------------------------
                                PLEASE SIGN HERE
           (TO BE COMPLETED BY ALL TENDERING HOLDERS OF ORIGINAL NOTES REGARDLESS OF WHETHER ORIGINAL NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Original Notes or, if tendered by a participant in DTC exactly as such participant's name appears on a security position listing as owner of Original Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.


          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------
          Signature(s) of Registered Holder(s) or Authorized Signatory
                        (See guarantee requirement below)

Dated:
      --------------------------------------------------------------------------

Name(s):
        ------------------------------------------------------------------------
                                 (Please Print)

Capacity (Full Title):
                      ----------------------------------------------------------

Address:
        ------------------------------------------------------------------------
                              (Including Zip Code)

Area Code and Telephone Number:
                               -------------------------------------------------

Tax Identification or Social Security Number:
                                             -----------------------------------
                   (Complete Accompanying Substitute Form W-9)

                               SIGNATURE GUARANTEE
                    (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

Authorized Signature
                    ------------------------------------------------------------

Name of Firm
            --------------------------------------------------------------------

                                [place seal here]

--------------------------------------------------------------------------------

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

         1. Signature Guarantees. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Original Notes tendered hereby are tendered (i) by a registered Holder of Original Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Original Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Original Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Exchange Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

         2. Delivery of Letter of Transmittal and Original Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Original Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Original Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Book-Entry Delivery Procedures" in the Prospectus; or (iii) tender of Original Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. All physically delivered Original Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Original Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         If a Holder desires to tender Original Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Original Notes pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Original Notes -- Guaranteed Delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Corporation, or an Agent's Message with respect to guaranteed delivery that is accepted by the Corporation, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Original Notes, in proper form for transfer (or confirmation of a book-entry transfer or all Original Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within two business days after the date of the execution of the Notice of Guaranteed Delivery.

         THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

         No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Original Notes for exchange.

         3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Original Notes should be listed on a separate signed schedule attached hereto.

         4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by an Original Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Original Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Original Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Original Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Original Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

         5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Original Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

         If any of the Original Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Original Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

         If this Letter of Transmittal or any Original Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Corporation of such person's authority to so act must be submitted.

         When this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes listed herein and transmitted hereby, no endorsements of Original Notes or separate instruments of transfer are required unless Exchange Notes are to be issued, or Original Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Original Notes or instruments of transfer must be guaranteed by an Eligible Institution.

         IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(S) OF THE ORIGINAL NOTES LISTED HEREIN, THE ORIGINAL NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(S) OF THE REGISTERED HOLDER(S) APPEAR ON THE ORIGINAL NOTES AND SIGNATURES ON SUCH ORIGINAL NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

         6. Special Issuance and Delivery Instructions. If certificates for Exchange Notes or unexchanged or untendered Original Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Notes or such Original Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Original Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Original Notes were delivered.

         7. Transfer Taxes. Except as set forth in this Instruction 7, the Corporation will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Original Notes to it, or to its order, pursuant to the Exchange Offer. If Exchange Notes, or Original Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Original Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Corporation or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Exchange Notes will be issued.

         8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Corporation, in whole or in part, at any time and from time to time in the Corporation's sole discretion, in the case of any Original Notes tendered.

         9. Substitute Form W-9. Each tendering Holder of an Original Note who is not exempt on the basis of foreign status (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 31% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 31% of all payments made thereafter until a TIN is provided to the Exchange Agent.

         10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 6 of this Letter of Transmittal, the Corporation has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Exchange Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

         11. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

         IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE ORIGINAL NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                            IMPORTANT TAX INFORMATION

         Under federal income tax law, an owner of Original Notes whose tendered Original Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Exchange Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Exchange Notes paid to such owner or other recipient may be subject to 31% backup withholding tax.

         Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

         Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

         To prevent backup withholding on payments that are made to an owner, the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), that the holder is a U.S. person (including a resident alien), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

         The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Original Notes. If the Original Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9", for additional guidance on which number to report.

--------------------------------------------------------------------------------------------------------------------------
                                         PAYER'S NAME: THE BANK OF NEW YORK
--------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                               PART 1 -- PLEASE PROVIDE                    Social Security Number(s)
FORM W-9                                 YOUR TIN IN THE BOX AT THE                              Or
                                         RIGHT AND CERTIFY BY                     Employer Identification Number(s)
Department of the Treasury Internal      SIGNING AND DATING BELOW.
Revenue Service                                                                   ---------------------------------
                                         ---------------------------------------------------------------------------------
Payer's Request for Taxpayer             PART 2 -- Certifications -- Under penalties of perjury, I certify that:
Identification Number ("TIN")
                                         (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

                                         (2)  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
                                              Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

                                         (3)  I am a U.S. person (including a U.S. resident alien).

                                         CERTIFICATION INSTRUCTIONS -- You must cross out item (2)
                                         above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.
                                         ---------------------------------------------------------------------------------
                                         Address:
                                                 ----------------------------

                                         -------------------------------------                     PART 3
                                                                                                  Check if
                                         -------------------------------------                Awaiting TIN [ ]
                                         Signature
                                                  ----------------------------
                                         Date
                                              --------------------------------
--------------------------------------------------------------------------------------------------------------------------

         NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                         YOU MUST COMPLETE THE FOLLOWING
                  CERTIFICATE IF YOU CHECKED THE BOX IN PART 3
                           OF THE SUBSTITUTE FORM W-9

--------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days after the Letter of Transmittal is received by the Exchange Agent, 31% of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number.

Signature                                         Date
         -------------------------------              -------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes, inter alia, a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. a Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 of the DGCL also empowers National Oilwell to purchase and maintain insurance on behalf of any person who is or was an officer or director of National Oilwell against liability asserted against or incurred by him in any such capacity, whether or not National Oilwell would have the power to indemnify such officer or director against such liability under the provisions of Section
145. National Oilwell maintains a directors' and officers' liability policy for such purposes.

         Article Sixth, Part II, Section 1 of National Oilwell's Amended and Restated Certificate of Incorporation and Article VI of National Oilwell's Bylaws each provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits

        Exhibit
        Number                  Description of Exhibit
        -------                 ----------------------
          4.1  -- Indenture dated March 19, 2001 between National-Oilwell, Inc.
                  and The Bank of New York, as Trustee.

          4.2  -- Form of 6 1/2% Note (contained in the Indenture filed as
                  Exhibit 4.1).

          4.3  -- Registration Rights Agreement dated March 19, 2001 between
                  National-Oilwell, Inc. and Bear, Stearns & Co. Inc.

          5    -- Opinion of Bracewell & Patterson, L.L.P. as to the validity of the notes being offered.

          8    -- Opinion of Bracewell & Patterson, L.L.P. as to federal income tax matters.

         12    -- Calculation of Consolidated Ratios of Earnings to Fixed
                  Charges.

         23.1 -- Consent of Bracewell & Patterson, L.L.P. (included in their opinions filed as Exhibit 5 and Exhibit 8 hereto).

         23.2  -- Consent of Ernst & Young LLP.

         23.3  -- Consent of KPMG LLP.

         24    -- Power of attorney (included on the signature page herein).

         25    -- Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of The Bank of New York.


         (b) Financial Statement Schedules

         No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

         (c) Reports, Opinions, and Appraisals

         The following reports, opinions, and appraisals are included herein.

         None

ITEM 22. UNDERTAKINGS.

         (a) Regulation S-K, Item 512 Undertakings

                  (1) The undersigned registrant hereby undertakes:

                           (i) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (a) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (b) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the"Calculation of Registration Fee" table in the effective registration statement.

                                    (c) To include any material information with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (ii) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (iii) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) Registration on Form S-4 of Securities Offered for Resale.

                           (i) The undersigned hereby undertakes as follows:
                  That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                           (ii) The registrant undertakes that every prospectus
                  (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of new securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 and 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 12th day of April, 2001.

                                            NATIONAL-OILWELL, INC.
                                                 (Registrant)


                                            By: /s/ Steven W. Krablin
                                                --------------------------
                                                 Steven W. Krablin
                                                 Vice President and
                                               Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below in so signing, constitutes and appoints Steven W. Krablin and M. Gay Mather, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

              Signature                                       Title                                    Date
              ---------                                       -----                                    ----
      /s/ Joel V. Staff
---------------------------------      Chairman of the Board, President and Chief Executive      April 12, 2001
          Joel V. Staff                Officer (Principal Executive Officer)                     --------------

     /s/ Steven W. Krablin             Vice President and Chief Financial Officer (Principal     April 12, 2001
 ---------------------------------     Financial Officer and Principal Accounting Officer)       --------------
         Steven W. Krablin

      /s/ Hushang Ansary
 ---------------------------------     Director                                                  April 12, 2001
          Hushang Ansary                                                                         --------------

      /s/ Howard I. Bull
 ---------------------------------     Director                                                  April 12, 2001
          Howard I. Bull                                                                         --------------

     /s/ James C. Comis III
 ---------------------------------     Director                                                  April 12, 2001
         James C. Comis III                                                                      --------------

      /s/ W. McComb Dunwoody
 ---------------------------------     Director                                                  April 12, 2001
         W. McComb Dunwoody                                                                      --------------

         /s/ Jon Gjedebo
 ---------------------------------     Director                                                  April 12, 2001
            Jon Gjedebo                                                                          --------------

         /s/ Ben A. Guill
 ---------------------------------     Director                                                  April 12, 2001
             Ben A. Guill                                                                        --------------

      /s/ William E. Macaulay
 ---------------------------------     Director                                                  April 12, 2001
          William E. Macaulay                                                                    --------------

      /s/ Frederick W. Pheasey
 ---------------------------------     Director                                                  April 12, 2001
          Frederick W. Pheasey                                                                   --------------

                                  EXHIBIT INDEX

        Exhibit
        Number                  Description of Exhibit
        -------                 ----------------------
          4.1  -- Indenture dated March 19, 2001 between National-Oilwell, Inc.
                  and The Bank of New York, as Trustee.

          4.2  -- Form of 6 1/2% Note (contained in the Indenture filed as
                  Exhibit 4.1).

          4.3  -- Registration Rights Agreement dated March 19, 2001 between
                  National-Oilwell, Inc. and Bear, Stearns & Co. Inc.

          5    -- Opinion of Bracewell & Patterson, L.L.P. as to the validity of the notes being offered.

          8    -- Opinion of Bracewell & Patterson, L.L.P. as to federal income tax matters.

         12    -- Calculation of Consolidated Ratios of Earnings to Fixed
                  Charges.

         23.1 -- Consent of Bracewell & Patterson, L.L.P. (included in their opinions filed as Exhibit 5 and Exhibit 8 hereto).

         23.2  -- Consent of Ernst & Young LLP.

         23.3  -- Consent of KPMG LLP.

         24    -- Power of attorney (included on the signature page herein).

         25    -- Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of The Bank of New York.